CONTRATO DE PRESTACION DE SERVICIOS INTEGRALES

Conste por el presente documento el Contrato de Prestación de Servicios Integrales que celebran, de una parte, OCEAN MARINE S.A.C., identificada con R.U.C. N° 20466351165 con domicilio en Calle Bolívar N° 472 - Of. N° 304, Miraflores, Lima, debidamente representada por el señor Carlos Alberto Pinto Rocha, identificado con DNI N° 08249574, según poder inscrito en la Partida N° 11177833 del Registro de Personas Jurídicas de los Registros Públicos de Lima, a quien en adelante se denominará OCEAN MARINE, y; de la otra parte, PURE BIOFUELS DEL PERÚ S.A.C., con R.U.C. N° 20513251506, y domicilio en Canaval y Moreyra N° 380, Oficina N° 402, San Isidro, Lima, debidamente representada por su Apoderado señor Luis Humberto Goyzueta Angobaldo, con D.N.I. No. 10609920, según poder inscrito en la Partida No. 11889878 del Registro de Personas Jurídicas de Lima, a quien en adelante se denominará PURE BIOFUELS, en los términos y condiciones siguientes:

PRIMERA:  ANTECEDENTES

1.1 OCEAN MARINE es una sociedad anónima constituida en el Perú por Escritura Pública de fecha 30 de marzo del 2000, que se encuentra inscrita en la Partida Nro. 11177833 del Registro de Personas Jurídicas de Lima.

OCEAN MARINE es una persona jurídica con experiencia y dedicada al transporte y comercialización de combustibles e hidrocarburos que cuenta con el staff profesional y con experiencia en este rubro con capacidad de brindar
INTEGRAL SERVICE AGREEMENT

This Integral Service Agreement is entered into by and between OCEAN MARINE S.A.C., identified with R.U.C. (Taxpayer) N° 20466351165, with address at Calle Bolívar N° 472 - Of. N° 304, Miraflores, Lima, duly represented by Carlos Alberto Pinto Rocha, identified with National Identity Card N° 08249574, as per power of attorney registered on Item N° 11177833 of the Registry of Legal Entities in and for Lima, hereinafter referred to as OCEAN MARINE, and PURE BIOFUELS DEL PERÚ S.A.C., identified with R.U.C. (Taxpayer) N° 20513251506, with address at Canaval y Moreyra N° 380, Office N° 402, San Isidro, Lima, duly represented by its proxy Luis Humberto Goyzueta Angobaldo, identified with National Identity Card No. 10609920, as per power of attorney registered on Item N° 11889878 of the Registry of Legal Entities in and for Lima, hereinafter referred to as PURE BIOFUELS.

The parties agree on the following terms and conditions:

FIRST: BACKGROUND

1.1  OCEAN MARINE is a corporation established in Peru as per Public Deed dated March 30 2000, which is registered on Item Nº 11177833 of the Registry of Legal Entities in and for Lima.

OCEAN MARINE is an experienced legal entity dedicated to the transportation and marketing of fuels and hydrocarbons that employs experienced and professional staff in this sector with capacity to provide su asesoría en las áreas de financiamiento, transporte, mezcla, exportación e importación de todo tipo de productos derivados de hidrocarburos y biocombustibles, distribución, comercialización, almacenamiento, producción, promoción, red de contactos, administración, logística, entre otras.

1.2          PURE BIOFUELS es una sociedad anónima recientemente constituida el 10 de mayo de 2006 que requiere de una asesoría integral en las áreas de producción, distribución, almacenamiento, transporte, exportación e importación de hidrocarburos, combustibles e insumos, comercialización, promoción, administración y logística que le permita poner en marcha su proyecto de producción, almacenamiento y comercialización de combustibles y biocombustibles en la planta que se construirá a fines del año 2007.

SEGUNDA :  OBJETO

Por medio del presente contrato, PURE BIOFUELS contrata los servicios de OCEAN MARINE, quien lo acepta y conviene en prestarle un servicio integral de asesoría, control y manejo de los aspectos y actividades vinculadas a las áreas de: producción, distribución, almacenamiento, transporte, exportación e importación de hidrocarburos, combustibles e insumos, comercialización, promoción, administración y logística de PURE BIOFUELS.

consulting in the divisions of financing, transportation, mix, exports and imports of any kind of products derived from the hydrocarbons and biofuel, distribution, marketing, storage, production, promotion, networking, administration, logistics, etc.

1.2           PURE BIOFUELS is a corporation recently established on May 10, 2006 that requires a legal advice in the divisions of production, distribution, storage, transportation, exports and imports of hydrocarbons, fuels and supplies, marketing, promotion, administration and logistics which allow it implement its fuel and biofuel marketing, storage and production project in the plant to be constructed by the end of 2007.

SECOND: SUBJECT MATTER

By virtue of the agreement hereof, PURE BIOFUELS contracts the services of OCEAN MARINE, which accepts it and agrees to render an integral service of consultancy, control and management of aspects and activities related with the divisions of: production, storage, transportation, exports and imports of hydrocarbons, fuels and supplies, marketing, promotion, administration and logistics of PURE BIOFUELS.

En ese sentido, OCEAN MARINE se compromete a otorgar un óptimo servicio, para lo cual se ha preocupado de sobremanera en implementar su negocio al contar con el staff capacitado y con amplia experiencia en los servicios materia del presente contrato.

TERCERA: ALCANCES DEL SERVICIO
Los servicios que serán prestados por OCEAN MARINE en favor de PURE BIOFUELS en virtud del presente contrato son, enunciativa pero no limitativamente los siguientes:

3.1 AREA DE TRANSPORTE Y LOGISTICA:
Recomendación, asesoría y soporte en lo siguiente:

3.1.1     Selección de transportistas de insumos y bienes en general.

3.1.2   Asesoría en lo que respecta a la contratación de transportistas, compañías aseguradoras, coberturas de las pólizas de seguros, almacenes, agentes de aduanas, entre otros que sean requeridos para la importación de los insumos o bienes que requiera PURE BIOFUELS.

3.1.3    Asesoría y control en los almacenes en los que se depositaran los bienes importados por PURE BIOFUELS.

3.1.4    Gestión de seguros, cobertura de riesgos y negociación de primas.

To such effect, OCEAN MARINE agrees to grant an optimum service. Therefore, it has given special attention to implement its business with trained and widely experienced staff in the services subject matter of this agreement.

THIRD: SCOPE OF THE SERVICES
The services to be provided by OCEAN MARINE in favor of PURE BIOFUELS by virtue of this agreement are, including but not limited to the following:

3.1 TRANSPORTATION AND LOGISTICS DIVISION
Recommendation, consultancy and support in the following:

3.1.1      Selection of transporters of supplies and goods in general.

3.1.2     Advice regarding the contracting of carriers, insurance companies, coverage of the insurance policies, warehouses, customs agents, among others required for the imports of supplies or goods needed by PURE BIOFUELS.

3.1.3   Advice and control of warehouses where the goods imported by PURE BIOFUELS shall be stored.

3.1.4    Insurance management, coverage of risks and prime negotiation.

3.2 AREA COMERCIAL

Recomendación, asesoría y soporte en lo siguiente:

3.2.1   Gestión de importaciones y exportaciones
3.2.2   Contratación de fletes
3.2.3   Asesoramiento en el mercado
3.2.4   Gestión de nuevos contratos
3.2.5   Gestión de Garantías y demás documentos habituales en las transacciones comerciales

3.3 AREA DE OPERACIÓN Y MANTENIMIENTO
Recomendación, asesoría y soporte en lo siguiente:

3.3.1   Elaboración de manuales y procedimientos de operación.
3.3.2   Elaboración e implantación de sistemas de aseguramiento de la calidad.
3.3.3   Control de costos de mantenimiento.
3.3.4   Planificación de producción y mantenimiento.
3.3.5   Implantación de sistemas de mantenimiento preventivo

3.4 AREA TECNICA
Recomendación, asesoría y soporte en lo siguiente:

3.4.1   Apoyo técnico en todas las inversiones que se realicen.

3.2 COMMERCIAL DIVISION

Recommendation, advice and support in:

3.2.1   Imports and Exports Management.
3.2.2   Freight Contracting.
3.2.3   Advice in the market.
3.2.4   Management of new agreements.
3.2.5   Management of Guarantees and other regular documents in the commercial transactions

3.3 OPERATION AND MAINTENANCE DIVISION
Recommendation, advice and support in:

3.3.1   Preparation of operation manuals and procedures.
3.3.2 Preparation and implementation of quality assurance systems.
3.3.3   Control of costs and maintenance.
3.3.4   Production and maintenance planning.
3.3.5   Implementation of preventive maintenance systems

3.4 TECHNICAL DIVISION
Recommendation, advice and support in:

3.4.1 Technical support in all the investments done.

3.4.2   Supervisión de ingeniería básica, especificaciones de ingeniería de detalle, precalificación y evaluación de ofertantes, aseguramiento de calidad y control de actividades de construcción y puesta en marcha de proyectos.
3.4.3   Diseño e implantación de métodos de planificación de producción y, en especial, su integración junto con los sistemas de información.
3.4.4   Análisis de compra de equipos o servicios, con respecto a calidad y precios.

CUARTA: CARACTERISTICAS DEL SERVICIO

4.1   OCEAN MARINE asesorará en las distintas áreas de PURE BIOFUELS de acuerdo a los términos del presente contrato y se podrá destacar personal por OCEAN MARINE para supervisar y mantener un contacto proactivo en las actividades derivadas de la asesoría materia de este contrato, en estrecha coordinación y previa consulta al gerente general de PURE BIOFUELS y demás funcionarios con capacidad de dirección.

4.2   OCEAN MARINE establecerá los procedimientos, necesarios para la mejor prestación de los servicios a favor de PURE BIOFUELS.

3.4.2   Supervision of basic engineering, specifications of detailed engineering, pre qualification and evaluation of offerors, quality assurance and control of construction activities as well as project implementation.
3.4.3   Design and implementation of production planning methods and especially their integration to the information systems.
3.4.4   Analysis of equipment or services acquisition regarding quality and prices.

FOURTH: CHARACTERISTICS OF THE SERVICES

4.1   OCEAN MARINE shall advice in the different divisions of PURE BIOFUELS in accordance with the terms hereof and its staff shall be able to be appointed in order to inspect and keep a proactive contact in the activities derived from the advice subject matter of this agreement, in close coordination and prior consultancy to the general manager of PURE BIOFUELS and other officers with management capacity.

4.2   OCEAN MARINE shall establish the necessary procedures for the best rendering of services in favor of PURE BIOFUELS.

4.3       Sin perjuicio de lo mencionado en los puntos precedentes, OCEAN MARINE prestará sus servicios en las áreas administrativas, financieras y productivas a favor de PURE BIOFUELS, previa coordinación y acuerdo de ambas partes contratantes.

4.4      OCEAN MARINE y en lo que respecta a los servicios comprendidos en este contrato brindará su asesoría en lo relacionado a las relaciones externas de PURE BIOFUELS frente a las entidades estatales o privadas vinculadas a las actividades de esta última.

4.5      Las partes se reunirán periódicamente para tratar los temas relacionados a la ejecución del presente contrato, tanto para evaluar los resultados de la asesoría efectuada como establecer el plan de trabajo de nuevas acciones.
QUINTA: STAFF PROFESIONAL

Los profesionales seleccionados por OCEAN MARINE para la prestación del servicio a favor de PURE BIOFUELS podrán ser personal de su propia planilla o personal independiente, siempre que tenga el mismo grado de cualificación profesional y experiencia que el requerido por OCEAN MARINE para el desempeño de las mismas funciones en las áreas y servicios que son objeto de este contrato, es decir que OCEAN MARINE puede hacerse valer del apoyo o servicios de terceros para cumplir con la prestación contenida en este contrato, siempre que dichos terceros cuenten con las cualidades adecuadas.

4.3      Without prejudice of the foregoing, OCEAN MARINE shall render its services in the administrative, financing and production divisions in favor of PURE BIOFUELS, prior coordination and agreement of both contracting parties.

4.4    OCEAN MARINE, regarding the services included herein, shall advice in everything related to the external affairs of PURE BIOFUELS before the public or private entities related with the activities of the last mentioned.

4.5      The parties shall meet from time to time in order to deal with the subjects related to the execution hereof as well as to assess the results of the advice made and establish the work plan of new actions.

FIFTH:  ROFESSIONAL STAFF

The professionals selected by OCEAN MARINE for rendering the services in favor of PURE BIOFUELS shall be staff of their own payroll or independent staff provided that they have the same professional qualification level and experience required by OCEAN MARINE for the performance of the same functions in the divisions and services subject of this agreement, i.e. that OCEAN MARINE may use the support or service of third parties to comply with the rendering of services contained herein, provided that such third parties have the correct qualification.

Queda expresamente establecido que dentro del staff profesional para la prestación del presente contrato OCEAN MARINE podrá contar entre otros con los servicios de los señores: Carlos Alberto Pinto Rocha; Luis Humberto Goyzueta Angobaldo y Gustavo Adolfo Goyzueta Angobaldo, asistencia que por este acto PURE BIOFUELS declara aceptar.

PURE BIOFUELS podrá determinar en cada oportunidad el tipo de colaboración que requiere dentro del ámbito de los servicios a que se refiere el presente contrato, impartiendo las directivas o instrucciones que resulten pertinentes para el adecuado desarrollo de los referidos servicios y ejerciendo las labores de supervisión que considere convenientes.

OCEAN MARINE le informará a PURE BIOFUELS respecto del número de personas necesarias para la prestación de los servicios y le comunicará su nominación. PURE BIOFUELS estará facultado para vetar, por causa justificada, el número de personas o la designación de las mismas, en cuyo caso OCEAN MARINE deberá designar nuevos candidatos.

PURE BIOFUELS podrá sustituir en cualquier momento a cualquiera de las personas designadas, de conformidad con su propia política de Recursos Humanos.

It is expressly established that OCEAN MARINE may have the collaboration, among others, of: Carlos Alberto Pinto Rocha; Luis Humberto Goyzueta Angobaldo y Gustavo Adolfo Goyzueta Angobaldo within the professional staff for the rendering of services hereof. Their support is declared to be accepted hereby by PURE BIOFUELS.

PURE BIOFUELS may determine at any time the kind of the collaboration required within the scope of the services referred to herein by establishing the pertinent guidelines or instructions for the correct development of such services and execution of the supervision works deemed to be convenient.

OCEAN MARINE shall inform PURE BIOFUELS about the number of people necessary for the rendering of services and their appointment shall also be reported. PURE BIOFUELS shall be entitled to veto, due to a justified cause, the number of people or appointment thereof, in which case OCEAN MARINE shall appoint new candidates.

PURE BIOFUELS shall be able to substitute at any time any of the appointed people, in accordance with its own Human Resources policy.

SEXTA: EXONERACION DE RESPONSABILIDAD DE LAS PARTES

Ningún incumplimiento o retraso de cualquiera de las partes en el cumplimiento de sus obligaciones dará lugar a reclamación de una parte frente a la otra, cuando dicho incumplimiento o retraso tenga su origen en causa de fuerza mayor o caso fortuito, entendiéndose por tal, a los efectos del presente contrato, cualquier acontecimiento o circunstancia razonablemente fuera del control de las partes.

Sin perjuicio de lo dispuesto en el párrafo anterior, ninguna de las partes quedará liberada del pago de cualquier cantidad adeudada en virtud de este contrato. Asimismo, las partes dejan constancia que ninguna crisis económica y/o financiera, escasez de liquidez y/o de flujo de caja serán consideradas como causas de fuerza o mayor o caso fortuito.

Las partes se notificarán inmediatamente la existencia de cualquier causal de fuerza mayor o causa mayor que exima o pueda eximir el incumplimiento de sus obligaciones con arreglo a lo pactado en la presente cláusula.

SIXTH:  WAIVER OF RESPONSIBILITIES FROM THE PARTIES

Any failure to compliance or default of any of the parties in the compliance with their obligations shall result in a claim of one party against the other, when such failure to compliance or default resulted from unforeseeable circumstances or force majeure. They shall be understood as any event or circumstance reasonably beyond the control of the parties, to the effects of this agreement.

Without prejudice of the foregoing, any of the parties shall be exempted from the payment of any amount owed hereunder. Furthermore, the parties hereby record that no economic and/or financial crisis, liquidity shortage and/or cash flow shall be considered as unforeseeable circumstances or force majeure.

The parties shall inform forthwith to the other party of the existence of any unforeseeable circumstances or force majeure that exempt or may exempt from complying with their obligations in accordance herewith.

SÉPTIMA:  PLAZO

El plazo de vigencia del presente contrato será de dos (02) años contados a partir de la fecha de suscripción del mismo.

Queda expresamente establecido entre las partes que si vencido el plazo indicado en el párrafo precedente y OCEAN MARINE continuará brindado sus servicios a PURE BIOFUELS, no se entenderá que hay prórroga tácita de este contrato sino la continuación del servicio en los términos pactados en este acuerdo hasta que cualquiera de las partes solicite su termino, lo cual podrá ocurrir en cualquier momento después de terminado el plazo de vigencia a que se refiere esta cláusula sétima.

OCTAVA:  RESOLUCIÓN

Conforme a lo dispuesto por el Artículo 1429° del Código Civil el incumplimiento por cualesquiera de las partes de las obligaciones que le son inherentes en virtud del presente contrato, autoriza a la otra parte a requerirla, para que satisfaga la prestación a su cargo en un plazo no menor de quince (15) días bajo apercibimiento de que en caso contrario, el contrato queda resuelto de pleno derecho.

Si la prestación u obligación no se cumple dentro del plazo señalado, el contrato se resolverá de pleno derecho, quedando a cargo del deudor la indemnización que de acuerdo a la ley pudiera corresponderle o los daños y perjuicios derivados del incumplimiento.

SEVENTH:  TERM

The effective period hereof shall be two (02) years counted from the execution date thereof.

It is expressly established between the parties that should the term mentioned in the precedent paragraph be due and OCEAN MARINE continues rendering the services to PURE BIOFUELS, it shall not be understood that there is a implicit extension of this agreement but the continuation of the service in the terms agreed herein until any of the parties applies for its termination, which may happen at any time after the effectiveness term hereof is due referred to on the seventh clause.

EIGHTH:  TERMINATION

Pursuant to the Article 1429° from the Civil Code, the failure to comply with the obligations inherent to the any of the parties hereunder entitles the other party to demand the other party the compliance therewith in a term not longer than fifteen (15) days, otherwise, the agreement is terminated by operation of law.

If the rendering or obligation is not complied within such term, the agreement is terminated by operation of law. Therefore, the debtor is liable for the indemnity that may arise for the loss and damages derived therefrom in accordance with the law.

Sin perjuicio de ello, cualquiera de las partes podrá resolver el presente contrato sin conceder ningún plazo a la otra en caso éste incumpla las obligaciones asumidas en el presente contrato y, especialmente, en caso no ejecute las prestaciones pactadas en las cláusulas tercera y cuarta. Para ello bastará que la parte afectada curse una comunicación a la contraparte haciéndole saber su decisión de valerse de la presente estipulación.

La parte que procediera a la terminación del contrato invocando justificadamente la presente cláusula, quedará liberada de toda responsabilidad y estará exenta del pago de todo tipo de indemnizaciones por reparaciones de cualquier índole, derivadas de la resolución del contrato.

NOVENA:  CONTRAPRESTACION

Por los servicios prestados, PURE BIOFUELS se obliga a abonar en favor de OCEAN MARINE en calidad de contraprestación lo siguiente:

9.1.      Por los servicios que se presten desde el mes de octubre del 2006 a junio del 2007, se pagará la suma de US$ 33,335.00 (Treinta y Tres Mil Trescientos Treinta y Cinco con 00/100 Dólares Norteamericanos) mensuales.

Without prejudice thereof, any of the parties may terminate this agreement without granting any term to the other party should one party fail to comply with the obligations assumed herein and, especially, should one party fail to comply with the services agreed on the third and fourth clause. Thus, it shall be enough that the affected party files a notice to the other party informing its decision to exercise this provision.

The party that terminates this agreement by alleging this clause with due grounds shall be released from any liability and exempted from the payment of any kind of compensation for damage of any type derived from the termination hereof.

NINTH:  CONSIDERATION

For the services rendered, PURE BIOFUELS agrees to pay in favor of OCEAN MARINE as consideration the following:

9.1.     For the services rendered from October 2006 to June 2007, the amount of US$ 33,335.00 shall be paid (Thirty Three Thousand Three Hundred Thirty Five with 00/100 American Dollars) per month.

Las partes considerando que PURE BIOFUELS debe programar el pago de las inversiones iniciales de su planta que se construirá a fines del año 2007, convienen que el honorario a que se refiere este numeral 9.1. será pagado a mas tardar el 15 de julio del 2007, caso contrario OCEAN MARINE podrá resolver el presente contrato y solicitar el pago de la contraprestación adeudada más los intereses más altos permitidos por Ley.

9.2.          A partir del mes de julio del 2007, la contraprestación mensual será de US$ 28,335.00 (Veintiocho Mil Trescientos treinta y cinco con 00/100 Dólares Norteamericanos) mensuales, los cuales se pagarán por mes vencido.

Sin perjuicio a la disposición del staff profesional que decida OCEAN MARINE para la prestación del servicio objeto de este Contrato, las partes acuerdan que por la intervención del Sr. Carlos Alberto Pinto Rocha OCEAN MARINE cobrará a PURE BIOFUELS la suma de US$ 10,000.00 (Diez Mil con 00/100 Dólares Norteamericanos), por la intervención de Luis Humberto Goyzueta Angobaldo la suma de US$ 10,835.00 (Diez Mil Ochocientos Treinta y Cinco con 00/100 Dólares Norteamericanos) y por la participación de Gustavo Adolfo Goyzueta Angobaldo la suma de US$ 7,500.00 (Siete Mil Quinientos con 00/100 Dólares Americanos).

parties when considering that PURE BIOFUELS shall schedule the payment of the initial investments of its plant to be constructed by the end of 2007, agree that the amount referred to in this sub paragraph 9.1. shall be paid not later than July 15th 2007, otherwise, OCEAN MARINE may terminate this agreement and apply for the due consideration payment plus the highest interest rates permitted by Law.

9.2.          From July 2007, the monthly consideration shall be US$ 28,335.00 (Twenty eight thousand three hundred and thirty five with 00/100 American Dollars) per month, which shall be paid per due month.

Without prejudice of the provision of the professional staff decided by OCEAN MARINE for the rendering of service subject matter of this Agreement, the parties agree that in consideration to the collaboration of Carlos Alberto Pinto Rocha OCEAN MARINE collects the amount of US$ 10,000.00 (Ten Thousand with 00/100 American Dollars), in consideration to the collaboration of Luis Humberto Goyzueta Angobaldo, the amount of US$ 10,835.00 (Ten Thousand Eight Hundred Thirty Five with 00/100 American Dollars) and in consideration to the collaboration of Gustavo Adolfo Goyzueta Angobaldo the amount of US$ 7,500.00 (Seven Thousand Five Hundred with 00/100 American Dollars) from PURE BIOFUELS.

DECIMA:  RESOLUCION

No obstante, los plazos establecidos en la cláusula cuarta de este contrato, OCEAN MARINE o PURE BIOFUELS quedarán facultadas para resolver total o parcialmente el presente contrato en caso se produzca el incumplimiento de las obligaciones asumidas por cualquiera de ellas en virtud del mismo.

Para ello, la parte afectada con el incumplimiento deberá comunicarle a la otra su intención de resolver el presente contrato, otorgándole un plazo máximo de quince (15) días a efectos que adecue su comportamiento a lo establecido en el mismo, de no ocurrir ello, el contrato se entenderá resuelto, parcial o totalmente, de pleno derecho.

DECIMO PRIMERA: INDEPENDENCIA DE LAS PARTES

En la medida que entre OCEAN MARINE y PURE BIOFUELS no existe sino una simple relación civil y comercial derivada del presente contrato, queda claramente establecido que cada una será responsable frente a sus trabajadores por los respectivos derechos y beneficios laborales de éstos.

Asimismo, OCEAN MARINE no se responsabiliza por el incumplimiento por parte de PURE BIOFUELS de sus obligaciones en materia administrativa, tributaria o, en general, por la obtención o renovación de sus autorizaciones, permisos, licencias, concesiones o similares exigidos para el desarrollo de sus actividades empresariales.

TENTH:  TERMINATION

Notwithstanding the terms established in the fourth clause hereof, OCEAN MARINE or PURE BIOFUELS shall be entitled to terminate this agreement totally or partially in case any of the parties fail to comply with the obligations assumed by any of them hereunder.

To such effect, the party affected with such the failure of compliance shall report to the other party its intention to terminate this agreement by granting a maximum term of fifteen (15) days in order that it can arrange its behavior to the established obligation, otherwise, this agreement shall be terminated partially or totally by operation of law.

ELEVENTH:  INDEPENDENCE OF THE PARTIES

To the extent that between OCEAN MARINE and PURE BIOFUELS there is only a simple civil and commercial relation derived from this agreement, it is clearly established that each party is responsible before its workers for the corresponding rights and labor benefits thereof.

Furthermore, OCEAN MARINE is not responsible for the failure to comply with PURE BIOFUELS’s obligations in administrative, tax or in general matters, for the obtaining or renewal of its authorizations, permissions, licenses, concessions or similar required for the development of its business activities.

DECIMO SEGUNDA: CONFIDENCIALIDAD

OCEAN MARINE, así como sus funcionarios, empleados y servidores, si los tuviera, se comprometen a mantener la mayor confidencialidad sobre cualquier información que puedan recibir con relación a la prestación del servicio materia del presente contrato.

No estará sujeta a la anterior restricción la información que fuere requerida revelar y divulgar, en la medida que ello así lo fuere, por las leyes o por las normas jurídicas o reglamentos vigentes respecto de cualquier Bolsa de Comercio o Mercado de Valores en que se coticen o transen las acciones u otros valores de las partes, y/o de cualquiera de sus socios, o que se relacionen con una solicitud a cualquier Bolsa de Comercio o Mercado de Valores, incluyéndose, en todos los casos la información que debe ser suministrada a los respectivos organismos de control.

DECIMO TERCERA: INCESIBILIDAD DEL PRESENTE CONTRATO:

Queda claro que OCEAN MARINE deberá prestar los servicios materia del presente contrato de manera directa, no pudiendo ceder, transferir ni desprenderse en favor de terceros de alguna de las obligaciones asumidas en virtud del mismo, salvo autorización escrita de PURE BIOFUELS.

TWELVETH:  CONFIDENTIALITY

OCEAN MARINE, as well as its officials, employees and collaborators, as appropriate, agrees to keep the greatest confidentiality about any kind of information that it may receive in relation with the rendering of service subject matter of this agreement.

The information required to be disclosed and communicated according to the laws or legal rules or regulations in force with respect to any Stock Market or the Stock Exchange Market where the shares are listed or transferred or other securities from the parties, and/or any of their partners, or which are related to an application to any Stock Market or the Stock Exchange Market, including, in any case the information that shall be supplied to the corresponding controlling entities shall not be subject to the previous restriction.

THIRTEENTH:  ASSIGNMENT OF THIS AGREEMENT

It is hereby clearly established that OCEAN MARINE shall render the services subject matter of this agreement directly, and no obligations hereunder may be assigned, transferred or given to third parties except for the written authorization of PURE BIOFUELS.

DECIMO CUARTA: COMPETENCIA Y DOMICILIO DE LAS PARTES

Las partes señalan como sus domicilios los indicados en la introducción de este documento, lugares donde se remitirán todas las comunicaciones o notificaciones a que hubiese lugar.

Asimismo establecen que en caso de conflicto respecto de la ejecución o interpretación del presente contrato se someterán a la jurisdicción de los jueces Lima.

Las partes suscriben el presente contrato en la ciudad de Lima a los 29 días del mes de septiembre de 2006.

FOURTEENTH: JURISDICTION AND DOMICILE OF THE PARTIES

The parties establish as their domiciles those indicated in the introduction hereof. Any communication or notice shall be addressed to such places.

Additionally, the parties submit to the jurisdiction of the judges of Lima in case of conflict with regards to the execution or construction hereof.

The parties execute this agreement in the city of Lima this 29th of September 2006.

OCEAN MARINE	PURE BIOFUELS	OCEAN MARINE	PURE BIOFUELS

/s/	/s/	/s/	/s/